Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Apollo Medical Holdings, Inc.

Alhambra, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-219898) and Form S-8 (No. 333-217719, 333-153138, 333-221915 and 333-221900) of Apollo Medical Holdings, Inc. of our report dated April 2, 2018, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

April 2, 2018